PPHC 2026 Q1 Results May 12, 2026

2 Forward-Looking Statements This Presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements involve risks and uncertainties. Forward-looking statements are often identified by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions, or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements regarding the Company’s future financial performance, business strategy, market opportunities, anticipated financial position, liquidity and capital needs, and other statements that are not historical facts. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations and assumptions of the Company’s management, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, including as detailed in our filings with the Securities and Exchange Commission (the "SEC"). Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for our management to predict all risks, many of which are outside the control of the Company, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those discussed in the forward-looking statements. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this Presentation may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements and we cannot guarantee any future performance, conditions or results. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Copies or our filings with the SEC can be found on our investor relations website (investors.pphcompany.com) or on the SEC website (www.sec.gov). Industry Information Market data and estimates used throughout this Presentation are based on information from independent third parties and other publicly available information in addition to management’s internal estimates. Such data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. No representations or warranties are made by the Company or any of its affiliates as to the accuracy of any such information. Projections, assumptions and estimates of the future performance of the industry in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in management’s estimates and beliefs and in the estimates prepared by independent parties. Rounding Certain monetary amounts, percentages and other figures included elsewhere in this document have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them. Disclosures

3 Disclosures

4 Non-GAAP Financial Measures Our management uses a variety of financial and operating metrics to analyze our performance. These metrics are significant factors in assessing our operating results and profitability. These financial and operating metrics include Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA Including M&A expense, Adjusted net income, Adjusted EPS basic, Adjusted EPS fully diluted, Organic Revenue Growth, and Adjusted Free Cash Flow which are financial measures not recognized under U.S. GAAP. These non-GAAP financial measures are used by management to measure our operating performance, but may not be directly comparable to similar measures, such as EBITDA or Adjusted EBITDA, relied on or reported by other companies, including other companies in our industry. We believe excluding items that neither relate to the ordinary course of business nor reflect our underlying business operating performance, such as equity-based compensation, the amortization of acquired intangible assets, acquisition-related post-combination compensation and contingent consideration, gains on bargain purchase price, interest and tax enables meaningful period-to-period comparisons of our operating performance. We also use these non-GAAP financial measures when publicly providing our business outlook, for internal management purposes, and as a basis for evaluating potential acquisitions and dispositions. We believe that the exclusion of equity-based compensation expense such as stock options, RSAs, RSUs and equity-based compensation related to retained Pre-UK IPO shares granted in relation to our listing on the London Stock Exchange, is appropriate because it eliminates the impact of non-cash expenses for equity-based compensation costs that are based upon valuation methodologies and assumptions that can vary significantly over time due to factors that are (i) unrelated to our core operating performance, and (ii) can be outside of our control. Although we exclude equity-based compensation expenses from our non-GAAP measures, equity compensation has been, and will continue to be, an important part of our future compensation and retention strategy and a significant component of our future expenses that may increase in future periods. Additionally, we believe the exclusion of compensation expense related to share appreciation rights, which are cash settled, is unrelated to our core operating performance in addition to the fact that share appreciation rights are no longer part of our compensation plans going forward. We define Adjusted EBITDA, which is a non-GAAP financial measure, as consolidated net loss before depreciation, interest income, interest expense, income tax expense, mergers and acquisitions (“M&A”) expenses, long-term incentive program charges, share-based accounting charges, post-combination compensation charges, impairment, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. Adjusted EBITDA Incl. M&A expense we define as net loss before depreciation, interest income, interest expense, income tax expense, long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a more complete understanding of our operating results, including underlying trends. While our Adjusted EBITDA may not be directly comparable to the EBITDA or other measures used by others, we believe it helps provide a clearer picture of the underlying performance of the business by removing certain expenses tied to specific historical acquisitions, including post-combination compensation charges, as well as non-cash charges such as depreciation and amortization of intangibles. Additionally, we believe that Adjusted EBITDA provides investors and management with operating results that reflect our core operating activity of serving clients by removing the highly variable M&A costs expenditure. We define Adjusted Net Income, which is a non-GAAP financial measure, as consolidated net loss before long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, impairment, gain on bargain purchase price net of deferred taxes, other income, and amortization of intangible assets. We use Adjusted Net Income for the purpose of calculating Adjusted Earnings per Share ("Adjusted EPS", being referenced as either "Adjusted EPS, basic" or "Adjusted EPS, fully diluted"). Management uses Adjusted EPS diluted to assess total group operating performance on a consistent basis. We define Adjusted Net Income as net income excluding the impact of long-term incentive program charges, share-based accounting charges, post-combination compensation charges, change in fair value of contingent consideration, gain on bargain purchase price net of deferred taxes and amortization of intangible assets. We believe that these non-GAAP financial measures, when considered together with our GAAP financial results and GAAP financial measures, provide management and investors with a clearer picture of our underlying business operating results. We define Adjusted Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by (used in) operating activities less cash payments for purchases of property and equipment and less acquisition related payouts classified in operating cash flows specifically changes in prepaid post combination payments, changes in other liability (liability classified earnout obligations) and changes in contingent consideration. We believe this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with useful supplemental information on our ability to generate cash for ongoing business operations and capital deployment. We define Net Cash (Debt) as total unrestricted cash and cash equivalents less the total principal amount of debt outstanding. The total principal amount of debt outstanding is comprised of the long-term debt and current maturities of long- term debt as presented in our consolidated balance sheets adding back any debt issuance costs. We believe that the presentation of Net Cash (Debt) provides useful information to investors because our management reviews Net Cash (Debt) as part of our oversight of overall liquidity, financial flexibility and leverage. We define Organic Revenue Growth as the year-over-year revenue growth excluding revenues from acquired businesses for the first twelve months following the date of acquisition. For purposes of this calculation, the revenue of an acquired business is classified as acquired revenue and excluded from Organic Revenue Growth until the thirteenth month following the acquisition date. Beginning in the thirteenth month, the revenue from that acquisition is included in the Organic Revenue Growth comparison against the corresponding prior-year period. This approach ensures comparability by aligning revenue bases year-over-year and isolating the performance of our ongoing operations. We believe that Organic Revenue Growth is a useful supplemental metric for investors and management, as it provides a clearer view of underlying revenue trends excluding the impact of acquisition-related growth. Disclosures (continued)

5

Presentation Team



Stewart Hall

Chief Executive Officer

- Co-founder of Federalist Group LLC, which was acquired by Ogilvy (WPP)
- Co-founder of CRS, which was merged to form PPHC
- M.A. and Ph.D. in Government from the University of Virginia

Select Prior Experience:

CRS CROSSROADS STRATEGIES

Ogilvy

WPP



Roel Smits

Chief Financial Officer

- CFO Americas of Kantar
- Brings vast M&A experience (100+ transactions) from tenures at WPP and HAL (Dutch Private Equity)
- International focus: lived and worked in US, UK, Singapore, Europe
- Advanced degrees at London Business School and Erasmus University in Rotterdam

Select Prior Experience:

KANTAR

WPP

HAL Investments



Thomas Gensemer

Chief Strategy Officer

- Former CEO and Managing Partner of Blue State Digital (sold to WPP 2012)
- Former Chief Strategy Officer for BURSON (WPP)
- Strategic communications advisor to corporates, NGOs and political campaigns in US, UK, and EU
- MA from New York University

Select Prior Experience:

INTERNATIONAL RESCUE COMMITTEE

BLUE STATE

WPP

6 Key Highlights: Q1 2026

7 Q1 2026: A Strong Start Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

8 Financial Summary

9 $31 $35 $39 $45 $9 $11 2022 2023 2024 2025 2025Q1 2026Q1 Continuing strong track record of growth and profitability Financial Performance ▪ Revenue $50.1m (in traditionally lighter Q1); growth 27.5%, of which 5.1% organic ▪ Adjusted EBITDA $11m, margin 22.3% ▪ Highly recurring revenue model drives durable financial profile and forward earnings visibility ▪ Proven ability to identify, acquire, and integrate strategic acquisitions accretive to value ▪ Strong, consistent performance ’22 - ’25 CAGR: 20% Adjusted EBITDA2 Adjusted EBITDA2 Margin 29% 26% 10% $ in millions Consol idated Revenue and Growth (1) Contribution from acquired companies attributed as ‘Growth from M&A’ in first 12 months post-acquisition. (2) Adjusted EBITDA represents EBITDA pre-M&A costs; adjustments include share based accounting charge, M&A and LTIP related items. Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix. 24% Prior Year Revenue Organic Growth Growth from M&A1 YOY Revenue Growth Adjusted EBITDA and Marg in $ in millions 25% 26% 24% 11% $109 $135 $150 $187 $39 $50 99 109 135 150 39 39 7 2 4 9 2 3 24 11 28 9 2022 2023 2024 2025 2025Q1 2026Q1 22% 22% 14% 28%

10 Highlights Q1 2026 (and variances from Q1 2025) Adjusted EBITDA $11.2m Up 30% from $8.6m Strong profit conversion Margin 22.3% Up 0.4pts from 21.9% Solid versus prior year, but below 25% target. Q1 always lower, and in 2026 margin will remain below 25% target due to (i) business mix shift lessening emphasis on high margin GR, and (ii) increase in Pubco expense due to 2026 U.S. IPO Adjusted Net Income $7.4m Up 100% from $3.7m Higher interest (from increase in bank loans) more than offset by lower effective tax rate Margin 14.7% Up 5.3pts from 9.3% Adjusted Free Cash Flow $(10.3)m Down from $3.2m Traditional Q1 FCF dip exacerbated by increase in Accounts Receivable from acquisitions and slower collections. Expected to be remediated in future quarters. GAAP EPS $(0.49) Up from $(0.63) Still negative due to 2021 UK IPO related Share Based accounting charge which will run out in 2026 Adjusted EPS - Fully Diluted $0.25 Up 75% from $0.14 EPS development strong start in 2026, due to jump in Adjusted Net Income, while partially offset by dilution from 2026 U.S. IPO Dividend per share $0.355 Full year 2025 dividend, of which $0.240 payable in May 2026 Reflecting pay-out ratio of 25-30% Net (Debt)/Cash at period end $(1.8)m Up $42.9m from $(44.6)m Improvement due to ongoing debt repayments in combination with 2026 U.S IPO net proceeds $36.0m Revenue $50.1m Up 27.5% from $39.3m Organic growth +5%, with GR +5%, Corporate Comms & Public Affairs +3%, and Compliance and Insights +11% Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

11Organic Revenue Growth by Segment Organic growth by segment in 2026 Q1: • Government Relations (GR) strong at 5% • Corporate Communications and Public Affairs (CCPA) solid at 3% • Compliance and Insights Services (CIS): continuing very strong streak at 11% 2.0% 2.7% 6.2% 5.1% 2023 2024 2025 Q1 2026 5% (6)% 2% (1)% 23% 4% 9% 22% 5% 3% 11% By Segment Total 2023 2024 2025 Q1 2026 2023 2024 2025 Q1 2026 2023 2024 2025 Q1 2026 GR CCPA CIS

Key KPIs by Segment

($ in millions)

	Three months ended March 31, 2026	2025	Change $	Change %	Change % Organic
Government Relations					
Revenue	**$ 28.4**	$ 26.2	$ 2.2	8.4 %	5.2 %
% of Revenue	***56.6 %***	*66.6 %*	*(10.0)pts*		
Segment Adjusted pre-bonus EBITDA	**$ 12.9**	$ 11.5	$ 1.4	12.2 %	
Segment Adjusted pre-bonus EBITDA margin	***45.5 %***	*43.9 %*	*1.5 pts*		
Corporate Communications and Public Affairs					
Revenue	**$ 18.3**	$ 10.0	$ 8.3	82.7 %	3.3 %
% of Total Revenue	***36.5 %***	*25.5 %*	*11.0 pts*		
Segment Adjusted pre-bonus EBITDA	**$ 4.8**	$ 2.2	$ 2.6	114.1 %	
Segment Adjusted pre-bonus EBITDA margin	***26.2 %***	*22.4 %*	*3.8 pts*		
Compliance and Insights Services					
Revenue	**$ 3.5**	$ 3.1	$ 0.3	10.8 %	10.8 %
% of Total Revenue	***6.9 %***	*8.0 %*	*(1.1)pts*		
Segment Adjusted pre-bonus EBITDA	**$ 1.7**	$ 1.7	$ 0.0	4.3 %	
Segment Adjusted pre-bonus EBITDA margin	***50.2 %***	*53.4 %*	*(3.1)pts*		
Total					
Revenue	**$ 50.1**	$ 39.3	$ 10.8	27.5 %	5.1 %
Segment Adjusted pre-bonus EBITDA	**$ 19.4**	$ 15.4	$ 4.0	26.1 %	
Segment Adjusted pre-bonus EBITDA margin	***38.8 %***	*39.2 %*	*(0.4)pts*		
Non-allocated Bonus	**$ (3.9)**	$ (3.1)	$ (0.8)	(23.9)%	
Non-allocated Corporate costs	**$ (4.4)**	$ (3.7)	$ (0.7)	(19.4)%	
Adjusted EBITDA	**$ 11.2**	$ 8.6	$ 2.6	29.7 %	
Adjusted EBITDA Margin	***22.3 %***	*21.9 %*	*0.4 pts*		

Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

Comments 2026Q1

GR (57% of our business) highly profitable and steady at ~ 45% Segment Adjusted Pre-Bonus EBITDA Margin

CCPA (increasing to 37% of our business) improving margin from 22% to 26%, helped by recovery in volume

CIS (steady at 7% of our business) steady margin

Bonus pool restored after softer 2024

Non-allocated corporate costs increased by (19)%, building platform

Overall Adjusted EBITDA margin increasing 0.4pt to 22.3%

13

P&L results Q1 2026

Track record of profitable growth

Income Statements ($ in millions, except percentages and per share amounts)	2026Q1	2025Q1	Change %	Change ($)
Revenue	**$50.1**	**$39.3**	**28%**	**10.8**
Adjusted EBITDA	**$11.2**	**$8.6**	**30%**	**2.6**
Adjusted EBITDA - margin	*22.3%*	*21.9%*	*0.4 pts*	
M&A expenses	(0.3)	(0.2)	(29%)	(0.1)
Adjusted EBITDA incl. M&A expenses	**10.9**	**8.4**	**30%**	**2.5**
Adjusted EBITDA incl. M&A expenses - margin	*21.8%*	*21.4%*	*0.4 pts*	
Depreciation	—	—	—	—
Adjusted EBIT	**10.9**	**8.4**	**30%**	**2.5**
Interest	(0.8)	(0.6)	(31%)	(0.2)
Adjusted EBT	**10.1**	**7.8**	**30%**	**2.3**
Taxes	(2.7)	(4.1)	33%	1.4
Effective tax rate	*27.1%*	*52.9%*	*(25.7)pts*	
Adjusted Net Income	**$7.4**	**$3.7**	**100%**	**3.7**
Adjusted Net income - margin	*14.7%*	*9.3%*	*5.3 pts*	
Adjusted EPS, basic	**0.27**	**0.15**	**74%**	**0.11**
Adjusted EPS, fully diluted	**0.25**	**0.14**	**75%**	**0.11**
Dividend Paid – per share	**0.000**	**0.000**	**—**	**0.000**
Adjusted Net Income	**$7.4**	**$3.7**	**100%**	**3.7**
Share-based accounting charge	7.3	7.4	(2%)	(0.2)
M&A: Post-combination comp	2.8	3.4	(17%)	(0.6)
M&A: bargain purchase	(0.1)	—	—	(0.1)
M&A: change in contingent consideration	6.3	1.0	541%	5.3
Long Term Incentive Program charges	1.0	1.1	(14%)	(0.2)
Amortization intangibles	1.6	1.3	24%	0.3
Other income	(0.1)	—	—	(0.1)
GAAP Net Loss	**($11.5)**	**($10.6)**	**(8%)**	**(0.9)**

Commentary

- **P&L growing** at top and bottom line
- **Adjusted EBITDA margin strong at** 22.3% . Below target of 25% impacted by faster growth in lower margin segment Corp Comms & PA in combination with incremental public company costs following 2026 U.S. IPO
- **Interest charges increasing** due to M&A 2025 Q2 partially debt-funded
- **Effective tax rate reducing to** 27.1% due to mix of permanent and temporary differences tax vs GAAP, while Q1 rate generally high compared to full year rate due to timing differences
- **EPS growth strong at 75%,** with higher Adjusted Net Income offset by increase in average share count from 2026 U.S. IPO, customary LTIP and M&A
- **Non-cash charges excluded from Adjusted Net Income:**
  - Share based accounting charge: relating to decision at 2021 UK IPO to make all shares subject to vesting schedule with employment condition
  - M&A post-combination compensation: portion of past and future purchase price made subject to vesting schedule with employment condition
  - M&A bargain purchase: negative goodwill as result of making part of acquisition payment subject to employment condition, expensing through P&L
  - M&A change in contingent consideration: due to change in estimate of future earnout payments as far as not subjected to continued employment condition
  - LTIP charges: relating to grants of Options, RSAs and RSUs to employees as part of Omnibus program
  - Amortization of Intangibles: amortization of acquired client lists and technology

Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

14

Cash flow Q1 2026

Track record of strong operational cash flow

Non-GAAP Cash Flow Statement *($ in millions, except percentages)*	Three months ended March 31, 2026	 2025	 Change %	 Change ($)
Net cash used in operating activities (GAAP)	**($11.7)**	**($8.6)**	(35%)	**($3.0)**
Prepaid post-combination expense	1.9	10.1	(81%)	(8.2)
Change in other liability	—	1.7	(100%)	(1.7)
Acquisition payments included in cash flow from operations	1.9	11.8	(84%)	(9.9)
Capex	(0.5)	—	—	(0.5)
Adjusted Free Cash Flow	**(10.3)**	**3.2**	(422%)	**(13.5)**
Prepayment on business acquisition	(1.9)	(18.5)	90%	16.6
Acquisition Payments included in Cash flow from Operations	(1.9)	(11.8)	84%	9.9
Cash flow related to acquisitions	**(3.8)**	**(30.3)**	**87%**	**26.5**
Proceeds from notes payable	—	24.0	(100%)	(24.0)
Payment of debt issuance costs	—	(0.1)	100%	0.1
Principal payment of note payable	(2.4)	(1.8)	(33%)	(0.6)
Cash Flow related to debt financing	**(2.4)**	**22.1**	**(33%)**	**(24.5)**
Dividends paid	—	—	—	—
Proceeds from U.S. initial public offering, net of underwriting fees of $3.0 million	42.9	—	—	42.9
Payment of deferred equity offering costs	(3.9)	—	—	(3.9)
Cash Flow related to equity financing	**39.0**	**—**	**—**	**39.0**
Effect of foreign exchange rate changes on cash and cash equivalents	(0.1)	0.1	(200%)	(0.1)
Net Cash Movement	**22.4**	**(5.0)**	549%	27.4

Commentary

- **(non-GAAP) Adjusted Free Cash Flow $(10.3)m,** reflecting typical lower cash generation Q1 due to bonus payments in combination with higher AR investment.
- **Acquisition payments $(3.8)m** (2026 WPI acquisition), **down from $(30.3)m** (2025 Trailrunner acquisition)
- **Financing Cash Flow $(2.4)m**, **down from $22.1m in 2025 Q1** which reflected $24m incremental debt facility from Bank of America for funding 2025 acquisition of Trailrunner; offset by ongoing repayments
- **Dividend payment zero** as typical in Q1
- **2026 U.S. IPO proceeds contributing $42.9m**
- **As result of the above, cash position improved by $22.4m**
- **Net debt position by March 31, 2026** was $1.8 million, being balance of $42.9 million cash and $44.6 million debt.
- NB. This table reflects non-GAAP presentation. PPHC's GAAP Cash Flow statement has acquisition-related payments spread across Operational, Investment and Financing Cashflow subtotals, as a consequence of certain acquisition payments being made subject to continued employment.

Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

15Balance Sheet - supports Growth Strategy ($ in millions) March 31, 2026 December 31, 2025 March 31, 2025 Total Debt $44.6 $47.0 $54.2 Cash and Cash Equivalents 42.9 20.4 9.5 Total Net Debt $1.8 $26.6 $44.6 y Net Debt reduced to almost zero by March 2026. y For M&A purposes, we could increase leverage up to 1.5-2.0x EBITDA, giving us $70-$90 million of room y In nominal terms, we anticipate making $79.5 million in earnout payments over the period 2026-2030, of which $45.2 million in cash and the remainder in stock, based on our quarterly updated performance forecast y On the balance sheet, these obligations are reflected through a $32 million liability • Expected Earnout Payments 2026-2030, based on quarterly updated performance expectations Bank Debt ($ in millions) Remainder of 2026 2027 2028 2029 2030 Total Expected earnout payments in Cash $11.8 $4.9 $23.0 $1.4 $4.1 $45.2 Expected earnout payments in PPHC stock 4.6 1.7 23.0 0.8 4.1 34.3 Expected earnout payments - total $16.4 $6.6 $46.0 $2.2 $8.2 $79.5

16 Outlook & Guidance The Company is enhancing its guidance to the markets as follows: • In general, PPHC expects to continue growing revenue at an average organic rate of approximately 5%, and this will be supplemented by acquisitions. For 2026, we anticipate reported revenue in the range between $205 million and $209 million. • We continue to target Adjusted EBITDA at a margin around 25%, based on our current business mix and ambitions. In 2026, we will experience the impact from assuming U.S. public company costs and certain technology investments and therefore we anticipate Adjusted EBITDA in a range between $46 million and $48 million, reflecting an adjusted margin between 22% and 23%. • The guidance above excludes the impact of any future acquisitions. Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

17 PPHC Overview

18

19We aim to be the preeminent provider of strategic communications around the world High Level of Stability • Steadily growing market • Low political dependency • Low client dependency • High % of retained work • High client retention • Stability from high employee ownership • Low risk M&A because paying performance adjusted price • Low capital investment PPHC’s model proves that selective consolidation generates attractive shareholder returns while simultaneously providing valuable outcomes for clients The opportunity for scale is significant in a very fragmented policy industry that represents a TAM of over $20B. Moving further into corporate communications greatly expanded our addressable market PPHC uniquely combines the strong profitability and retention of a trusted, client-focused advisory with the growth of a dynamic, high-demand strategic communications market Our member companies operate in the high-end, high-margin Strategic Communications space with offerings of Corporate Communications, Lobbying and Public Affairs

20 Financial Appendix

21 Detailed GAAP P&L Income Statements Three months ended March 31, ($ in millions, except percentages) 2026 2025 % Variance $ Variance Revenue $ 50.1 $ 39.3 27.5% $ 10.8 Operating expenses: Staff cost - direct 25.4 20.1 26.4% 5.3 Share-based accounting charge - direct 6.6 6.7 (2.3) % (0.2) Long term incentive program charges - direct 0.7 0.8 (15.0) % (0.1) Post-combination compensation - direct 2.8 3.4 (17.3) % (0.6) Bonus - direct 3.7 2.8 32.1% 0.9 Salaries and other personnel costs 39.2 33.9 15.7% 5.3 Amortization expense – technology 0.1 0.1 — — Office costs 1.6 1.3 21.4% 0.3 Office and other direct costs 1.8 1.5 19.4% 0.3 Cost of services 41.0 35.4 15.9% 5.6 Staff cost - indirect 1.9 2.0 (7.4) % (0.2) Share-based accounting charge - indirect 0.7 0.7 (1.4) % (0.0) Long term incentive program charges - indirect 0.2 0.3 (12.2) % (0.0) Non-staff costs 6.2 4.1 52.4% 2.1 Bonus - indirect 0.2 0.4 (37.9) % (0.1) Salaries, general and administrative 9.3 7.5 24.0% 1.8 Mergers and acquisitions expense 0.3 0.2 29.3% 0.1 Amortization 1.5 1.2 30.7% 0.4 Depreciation — — 5.2% — Depreciation and amortization expense 1.5 1.2 29.9% 0.4 Loss on impairment of intangible assets — — — — Loss on impairment of goodwill — — — — Change in fair value of contingent consideration 6.3 1.0 541.0% 5.3 Total operating expenses 58.3 45.2 29.1% 13.1 Loss from operations (8.2) (5.9) (39.4) % (2.3) Gain on bargain purchase 0.1 — — 0.1 Other income, net 0.2 — — 0.2 Interest income — — (64.9) % 0.0 Interest expense (0.8) (0.6) (26.2) % (0.2) Net loss before income taxes (8.8) (6.5) (35.3) % (2.3) Income tax expense 2.7 4.1 (33.4) % (1.4) GAAP Net Loss $ (11.5) $ (10.6) (8.3) % $ (0.9)

22 Adjusted EBITDA Bridge ($ in millions, except percentages) Three months ended March 31, Year ended December 31, 2026 2025 2025 2024 2023 GAAP Net Loss ($11.5) ($10.6) ($39.0) ($24.0) ($14.2) GAAP Net loss margin (23%) (27%) (21%) (16%) (11%) Adjustments: Interest income — — (0.1) (0.2) — Interest expense 0.8 0.6 3.4 1.9 1.0 Income tax expense 2.7 4.1 4.4 6.5 7.5 Depreciation and amortization 1.6 1.3 6.2 4.8 4.0 Loss on Impairment of Intangible Assets — — 2.9 — — Loss on Impairment of Goodwill — — 6.2 — — Other expense (0.1) — (0.6) — — EBITDA (6.4) (4.6) (16.5) (11.0) (1.7) Long-term incentive program charges 1.0 1.1 7.1 4.2 2.8 Share-based accounting charge 7.3 7.4 29.6 31.8 30.9 Post-combination compensation charge 2.8 3.4 21.3 11.6 6.3 Change in fair value of contingent consideration 6.3 1.0 5.1 1.9 1.7 Gain on bargain purchase, net of deferred taxes (0.1) — (2.0) (2.5) (4.8) Adjusted EBITDA incl. M&A expenses 10.9 8.4 44.5 36.0 35.2 M&A costs 0.3 0.2 0.8 2.4 0.3 Adjusted EBITDA $11.2 $8.6 $45.4 $38.4 $35.5 Adjusted EBITDA Margin 22% 22% 24% 26% 26%

23 Organic Growth by Segment ($ in millions, except percentages) Three months ended March 31, 2026 2025 Revenue from acquisitions Organic revenue Total revenue Total revenue Organic Revenue Growth Total Growth Government Relations Consulting $ 0.8 $ 27.5 $ 28.4 $ 26.2 5.2% 8.4 % Corporate Communications & Public Affairs Consulting 8.0 10.3 18.3 10.0 3.3% 82.7 % Compliance and Insights Services — 3.5 3.5 3.1 10.8% 10.8 % Total $ 8.8 $ 41.3 $ 50.1 $ 39.3 5.1% 27.5%

24 Revenue by Geography ($ in millions, except percentages) Three months ended March 31, 2026 2025 $ change % change United States $ 47.4 $ 37.7 $ 9.6 25.6 % International 2.8 1.6 1.2 72.4 % Revenue by geographic market $ 50.1 $ 39.3 $ 10.8 27.5%

25 Earnout Obligations ($ in millions) Remainder of 2026 2027 2028 2029 2030 Total Expected earnout payments in Cash $ 11.8 $ 4.9 $ 23.0 $ 1.4 $ 4.1 $ 45.2 Expected earnout payments in PPHC stock 4.6 1.7 23.0 0.8 4.1 34.3 Expected earnout payments - total $ 16.4 $ 6.6 $ 46.0 $ 2.2 $ 8.2 $ 79.5 Maximum earnout payments in Cash $ 17.3 $ 15.4 $ 23.1 $ 18.0 $ 10.0 $ 84.0 Maximum earnout payments in PPHC stock 7.5 6.9 23.1 11.0 10.0 58.6 Maximum earnout payments - total $ 24.9 $ 22.4 $ 46.3 $ 29.1 $ 20.0 $ 142.5

26 Adjusted Free Cash Flow Bridge ($ in millions, except percentages) Three months ended March 31, Year ended December 31, 2026 2025 2025 2024 2023 Net cash provided by (used in) operating activities (GAAP) (11.7) (8.6) 24.8 $16.4 $10.2 Prepaid post-combination expense 1.9 10.1 10.5 4.6 9.5 Change in other liability — 1.7 1.7 1.0 1.8 Change in contingent consideration — — — 0.3 — Capex (0.5) — — (0.1) (0.2) Adjusted Free Cash Flow ($10.3) $3.2 $37.0 $22.2 $21.3

27 Adjusted EPS Bridge ($ in millions, except percentages, shares, and per share) Three months ended March 31, 2026 2025 Adjusted Net Income $7.4 $3.7 Share-based accounting charge 7.3 7.4 M&A: Post-combination comp 2.8 3.4 M&A: Bargain purchase (0.1) — M&A: Change in contingent consideration 6.3 1.0 Long term incentive program charges 1.0 1.1 Amortization of intangibles 1.6 1.3 Other Income (0.1) — GAAP Net Loss ($11.5) ($10.6) Common Shares, weighted average 23,301,135 16,903,655 Nonvested shares, weighted average 4,309,055 7,074,521 Legally outstanding shares, weighted average 27,610,190 23,978,176 Stock options and RSUs outstanding, weighted average 1,684,464 1,522,847 Total securities on a fully diluted basis, weighted average 29,294,654 25,501,023 Adjusted Net Income $7.4 $3.7 Total securities on a fully diluted basis, weighted average 29,294,654 25,501,023 Adjusted EPS, Fully Diluted $0.25 $0.14

28 Information per Share Share count in thousands Three months ended March 31, 2026 2025 Share count / $ Change % Change # of shares period end - GAAP - basic and fully diluted 24,706 16,969 7,738 45.6% # of shares period end - Legally outstanding - basic 28,929 23,954 4,975 20.8% # of shares period end - Legally outstanding - fully diluted 30,604 25,449 5,156 20.3% # weighted avg shares - GAAP - basic and fully diluted 23,301 16,904 6,397 37.8% # weighted avg shares - Legally outstanding - basic 27,610 23,978 3,632 15.1% # weighted avg shares - Legally outstanding - fully diluted 29,295 25,501 3,794 14.9 % EPS - GAAP (basic and fully diluted) $ (0.49) $ (0.63) $ 0.13 21.4 % Adjusted EPS - basic $ 0.27 $ 0.15 $ 0.11 74.1 % Adjusted EPS - fully diluted $ 0.25 $ 0.14 $ 0.11 74.5 % Dividend paid - per share $ — $ — $ — —

29 PPHC Overview Appendix

To be the preeminent global strategic communications provider by uniting a diverse group of leading specialists around the world for the collective success of our clients, employees, and shareholders Government Growing Influence on Corporate Success Regulatory and policy risk has surged as one of the most widely named challenges facing business leaders, underscoring how government action is now a primary driver of corporate outcomes Nature of Lobbying Has Changed Achieving policy objectives has evolved, requiring new capabilities in communication, grassroots engagement, and research Corporates Facing Geographic Dispersion of Government Decision Making With regulatory divergence across jurisdictions, influencing Washington is no longer sufficient; companies must also engage state capitals and global hubs such as Brussels and London Government Relations and Corporate Communications Getting Intertwined Companies must now approach political and reputational challenges as one and the same, aligning advocacy and communications to safeguard both policy outcomes and public trust Lessons Learned from Large Marketing Holding Companies Attempts by marketing holding companies to build public affairs capabilities often faltered due to fragmented acquisitions and lack of integration, highlighting the opportunity to approach the space differently Our mission Dynamics in the market for strategic communication that led us to start PPHC in 2014

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PPHC – a leader in the global strategic communications market

$186.5M *'25A Revenue*	**$45.4M** *'25A Adjusted EBITDA[(1)]*	**~$20B+** *Total Addressable Market*
~90% *Revenues from retainer-based engagements*	**19.3%** *'20A-'25A Revenue CAGR*	**~1,400** *'25A Client Count*

- Operates a **complementary portfolio** of strategic communications advisory firms with foundational strength in **bi-partisan government relations**
- Serviced ~1,400 clients across industries, including nearly half of the Fortune 100, with **80%-85% renewal rates on existing contracts** ('25A)
- **Platform operating structure** optimizes client conflict management while providing cross-sell opportunities and operational efficiencies
- Elite team of specialists who are committed to the Company's success, with **135+ employee shareholders**
- Long runway for **continued organic growth** and **proven track record of successful acquisitions**, integrations, and value creation

Headquartered in Washington DC, with offices in California, New York, Massachusetts, Tennessee, Texas, London, Abu Dhabi, Dubai, and Shanghai

Key Strategic Communications Capabilities

- Government Relations
- Corporate Communications
- Public Affairs Advisory
- Crisis Management
- Grassroots & Influencer Engagement
- Research & Analytics
- Financial Comms. & Investor Relations

(1) Adjusted EBITDA represents EBITDA pre-M&A costs; adjustments include share based accounting charge, M&A and LTIP related items. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

32Our member companies achieve clear benefits from joining the PPHC platform Enhanced revenue generation through cross-referral network Structured referrals across 12 specialized companies create new business opportunities through conflict-free client sharing and integrated service delivery to Fortune 500 and beyond Operational discretion with centralized back-office Founders maintain key elements of autonomy and culture, benefiting from uniform and efficient financial infrastructure, legal services, HR and compliance, allowing greater focus on quality of service Conflict mitigation and market coverage expansion Multiple branded entities enable acceptance of otherwise conflicted clients while systematic processes maximize market coverage across the political spectrum Economies of scale and procurement advantages Shared infrastructure creates meaningful cost synergies through unified systems, group-wide vendor negotiations, and consolidated purchasing power across all member companies Access to acquisition currency and employee equity programs Public company status enables share-based acquisitions and compensation while Omnibus Incentive Plan provides equity participation to enhance talent recruitment and retention

33 A decade of successful growth and value creation 2014 2014 Founding firms CRS and FTP, combined under PPHC banner 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2018 Acquisition of Blue Engine & Merger of JDA into Seven Letter 2019 Acquisition of O’Neill & Associates, Boston 2020 Acquisition of Alpine Group 2021 IPO on LSE AIM (Dec21) 2022 Acquisition of KP Public Affairs, Sacramento 2023 Acquisition of Multistate 2024 Acquisition of Lucas PA and Pagefield 2025 Acquisition of TrailRunner International 2016 2017 Acquisition of JDA Frontline 2015 2025 Prior Year Revenue + Organic Growth $ in millions Growth from M&A1 PINE COVE STRATEGIES (Closed 8/1/2025) (1) Contribution from acquired companies attributed as ‘Growth from M&A’ in first 12 months post-acquisition. Acquisition of Capitol Strategies $21 $26 $34 $56 $77 $99 $109 $135 $150 $187 20 24 33 45 60 96 106 111 139 159 11 17 24 11 28

34 Above presentation contains non-GAAP measures. For a reconciliation to the nearest comparable GAAP measure refer to the Financial Appendix.

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12 years after our founding, our story is just getting started

Our foundation

2014 - 2021 (UK IPO)



- Primary focus on U.S. Federal government relations ("lobbying") and related public affairs services
- Established position as the market leader, ranked #1 in annual lobbying revenue from 2020 to 2024[1]

~40% Annual Growth

2017 - 2021 Revenue CAGR

Current

2022-2025 (UK IPO to U.S. IPO)


$

- Broadened reach to include U.S. State and international offerings across 18 global offices
- Grew capabilities in public affairs, crisis management, investor relations and creative communications delivery
- Added research, compliance, data and other tech-enabled services

~20% Annual Growth

2022 – 2025 Revenue CAGR

The future

2026+ (post-U.S. IPO)



- Continue to drive increased organic growth in combination with targeted acquisitions
- Build on established track record of geographic expansion
- Deepen offerings across research, compliance, data and other tech-enabled services

(1) Source: OpenSecrets and LDA Public Records.

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We focus on our clients' toughest challenges and most important audiences



Stakeholders – *increasingly interconnected across medium and geographies*
Politicians & Staff
Regulators
Political Allies & NGOs
Targeted Voters
Journalists
Investors & Analysts
Other Elite Audiences
Strategic Objectives
Policymaker Interface
Agenda Setting
New Market Entry / Growth
Issues Mgmt. & Crisis
Thought Leadership
Government Relations
(Lobbying / Direct Advocacy)
Corporate Communications & Public Affairs
PPHC
Strategic Communications

"Every political problem is an instant reputational problem, and every ***reputational problem*** *is an instant political problem."*

– Stewart Hall, CEO PPHC

40 Source: OpenSecrets. Note: LDA billings are not the entirety of PPHC revenues, or those of the specific firm mentioned. Government Relations & Policy Advocacy PPHC, on a consolidated basis, represents the second largest provider of federal lobbying services in the US ~$76.1M 2025 Consolidated Federal Lobbying Revenue PPHC - three companies in top 25 federal lobbying firms Why We Win y Unmatched policy expertise across U.S. federal and state landscapes y Long-standing relationships with key policymakers yMarket leader with proven impact on legislative and regulatory outcomes y Integrated communications and advocacy model y Scalable national and international footprint y Highly attractive place to work for senior talent Lobbying Firm 2025 Fed Lobbying Rev ($M) Ballard Partners $88.1 Brownstein Hyatt et al 73.8 BGR Group 71.5 Akin Gump et al 65.4 Cornerstone Government Affairs 55.7 Holland & Knight 54.9 Miller Strategies 51.1 Invariant LLC 47.2 Thorn Run Partners 32.3 Cassidy & Assoc 30.6 Crossroads Strategies 28.3 Mehlman Consulting 28.3 Continental Strategy 27.4 Forbes Tate Partners 26.4 Mercury 25.4 Capitol Counsel 25.4 S-3 Group 24.2 Tiber Creek Group 23.8 Squire Patton Boggs 23.5 Strategic Marketing Innovations 22.9 Checkmate Government Relations 22.2 Alpine Group (Includes Alpine Advisors) 21.4 K&L Gates 20.8 Van Scoyoc Assoc 19.5 Mindset Advocacy 18.3

41 Long-standing relationships with clients in key regulated end-markets Total $186.5M Blue chip client base including nearly half of Fortune 100 21.8 17.9 15.3 14.7 14.3 13.2 10.3 8.0 7.3 6.8 6.8 6.7 6.3 5.6 5.0 4.9 4.7 4.0 3.1 2.9 2.3 1.9 1.7 0.9 Finance Business Services Technology Healthcare Energy Pharma Transportation Construction Education Recreation/Tourism Other Issue Advocacy Defense Associations Manufacturing Media/Comms Environment Telecom Retail Alcohol/Tobacco/Cannabis Food & Beverage Automotive Agriculture Other/Unidentified Labor 2025 PPHC Revenues by industry

42 613 31 176 Total Clients spending >$100k / year Clients spending >$250k / year 2018 2019 2020 2021 2022 2023 2024 2025 Client Revenues as % Total Revenue for the Year Ended Our number of clients Customer Analysis Customer Analysis Highly diversified, growing client base with mitigated concentration risk 80-85% Annual client retention ($ based) ~90% Revenues from retainer-based engagements<250 >1,400 26% 9% 18% 6%7% 2% Top 10 Top 5 Top 1 2018 2019 2020 2021 2022 2023 2024 2025 Client Count as of Year-end

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45 Typical acquisition structure: y Upfront Payment in combination with multiple earnout payments over longer period y Earnout payments only materialize if company grows profit following acquisition by PPHC y Each payment mix of cash and shares y Earnout payments to be shared with ‘next generation’ management y Significant portion of each payment made conditional upon continued employment (despite accounting complexities) y Typical length of transaction could be 7-9 years (earnout period + vesting tail) Acquisitions structured to drive bottom line growth in risk-controlled way and increase internal share ownership Benefits of deploying earnouts and payments in shares y Risk mitigation, because final valuation based on future results y Generally anticipating recovery of ~60-80% of price paid during earnout (and ~80%-100% of cash) y Sellers become ‘owners’ of PPHC y Share payments based on future share price Cumulative Purchase Price Under Various Target Growth Scenarios CAGR (Yr 0 to 5) Profit After Tax Cu m ul at iv e Pu rc ha se P ri ce ($ M ) Closing Payment Interim Payment Final Payment (10%) (5%) 0% 5% 10% 15% 20% 25% 30% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 ($ in millions) Remainder of 2026 2027 2028 2029 2030 Total Expected earnout payments in Cash $ 11.8 $ 4.9 $ 23.0 $ 1.4 $ 4.1 $ 45.2 Expected earnout payments in PPHC stock $ 4.6 $ 1.7 $ 23.0 $ 0.8 $ 4.1 $ 34.3 Expected earnout payments - total $ 16.4 $ 6.6 $ 46.0 $ 2.2 $ 8.2 $ 79.5 Expected Earnout Payments 2026-2030, based on quarterly updated performance expectations

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Active M&A pipeline, expanding geographies and capabilities

Ample scope for growth through M&A

- Multiple M&A opportunities under consideration/review, which would expand geographies and capabilities
- Typically, earnout transactions, whereby future payments are conditioned upon growth post-acquisition
- Funded through mix of cash and shares
- If required, increasing debt ratio to ~1.5-2.0x EBITDA

Criteria for M&A opportunities

- Best in class ethical and compliance standards
- Market share and diversification benefits
- Premium financial profiles and maintenance of group-wide margin targets
- Long-term revenue synergy potential and opportunities

Why high quality companies choose to join PPHC

- Strong alignment of cultures and interests
- Ability to capture synergy benefits in valuation
- Achieve legacy continuation in parallel with gradual handover
- Listed currency provides both transparency and ongoing incentivization
- Opportunity to join an aspiring group of like-minded entrepreneurs

50+ opportunities under consideration at any point in time


Qualification
Early Dialogue
Advanced Conversations
IOI Consideration

47 Impressive M&A track record since UK IPO in 2021 October 2022 Gov’t Relations & Public Affairs in California March 2023 Gov’t Relations and associated services in all states May 2024 Public Affairs and Strategic Communications in California June 2024 Corporate Communications in London, UK April 2025 Corporate Communications in Texas, NY, & internationally PINE COVE STRATEGIES August 2025 Gov’t Relations and Energy Expertise in Texas 6 # of managers involved in earnout 13 # of managers involved in earnout 6 # of managers involved in earnout 10 # of managers involved in earnout 10 # of managers involved in earnout 2+ # of managers involved in earnout

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